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                               LOAN SALE AGREEMENT


                                     between


                       AUTOINFO FINANCE OF VIRGINIA, INC.
                                    (Company)


                                       and


                          AUTOINFO RECEIVABLES COMPANY
                                    (Issuer)


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                           Dated as of October 1, 1996

This LOAN SALE AGREEMENT, dated as of October 1, 1996, is by and between AutoInfo Finance of Virginia, Inc. (the "Company") and AutoInfo Receivables Company (the "Issuer").

                                  RECITALS

            The Issuer has entered into an Indenture, dated as of October 1, 1996, (the "Indenture"), with Bankers Trust Company (the "Indenture Trustee") and Crestar Bank (the "Custodian") pursuant to which the Issuer intends to issue Class A Notes and Class B Notes (the "Notes").

            In furtherance thereof, the Issuer and Company have entered into this Loan Sale Agreement to provide for, among other things, the acquisition by the Issuer of all of the right, title and interest in and to certain Loan Assets, which the Issuer is and will be pledging to the Indenture Trustee and in which the Issuer is and will be Granting to the Indenture Trustee a security interest, as security for the Notes. As a precondition to the effectiveness of this Loan Sale Agreement, the Issuer, the Indenture Trustee, AutoInfo Finance of Virginia, Inc., as servicer (the "Servicer") and Bankers Trust Company, in its capacity as Back-Up Servicer (the "Back-up Servicer") and the Custodian will enter into the Servicing Agreement to provide for the servicing of the Loan Assets.

            In order to further secure the Notes, the Issuer is Granting to the Indenture Trustee a security interest in, among other things, the Issuer's rights derived under this Loan Sale Agreement and the Servicing Agreement, and the Company agrees that all covenants and agreements made by it in this Loan Sale Agreement with respect to the Loan Assets shall also be for the benefit and security of the Indenture Trustee, MBIA and all Holders from time to time of the Notes.

            In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Defined Terms.

            For purposes of this Loan Sale Agreement, the following terms shall have the meanings specified herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Indenture.

            "CFAW Purchase Agreement": shall mean the form of purchase agreement set forth on Exhibit D hereto.

            "Closing Date":  October 11, 1996.

            "Common Stock": shall mean all of the issued and outstanding shares of common stock of the Issuer, which consists of 1,000 shares having a par value of $.01 per share.

            "Company Address": shall mean 863 Glenrock Road, Suite 201, Norfolk, Virginia, 23502, or at any other address furnished in writing to the Indenture Trustee, the Custodian, MBIA and the Issuer.

            "Computer Tape": shall mean the diskette, or other computer readable medium, prepared by the Servicer, containing descriptions and payment information on each Loan Contract on the Loan Schedule.

            "Cut-off Date": shall mean the close of business on August 31, 1996

            "Dealer": shall mean any dealer of new or used automobiles, light trucks or motorcycles, with is either a Third Party Dealer or the Falk Dealer.

            "Dealer Agreement" shall mean an agreement between the Company and a Dealer relating to the sale of Loan Contracts to the Company in substantially the form of Exhibit C hereto.

            "Dollars":  shall mean the lawful currency of the United States.

            "Eligible Loan Contract:" shall mean a Loan Contract that satisfies the selection criteria set forth in Section 3.01(a) hereof.

            "Falk Dealer": shall mean Charlie Falk Auto Wholesalers, Inc.

            "Issuer Address": shall mean 863 Glenrock Road, Norfolk, Virginia, 23502, or at any other address furnished in writing to the Indenture Trustee and MBIA.


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

            "Issuer State of Incorporation":  shall mean the State of Delaware.

            "Lien": shall mean any security interest, lien, charge, pledge, equity or encumbrance of any kind other than liens for taxes due and payable after the Cut-Off Date, mechanic's liens filed after the Cut-Off Date and any liens that attach after the Cut-Off Date by operation of law.

            "Loan Sale Agreement": shall mean this Loan Sale Agreement, as amended from time to time in accordance with the terms hereof.

            "Loan Assets": shall mean all right, title and interest in and to
(a) the Loan Contracts and all rights with respect thereto, including all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Loan Contract, and all rights with respect to any agreement or arrangements with the vendors, dealers or manufacturers of the Vehicles to the extent specifically related to any Loan Contract, (b) all payments received on or with respect to the Loan Contracts due on or after the Cut-Off Date, including without limitation, all periodic payments due from the Obligors thereunder, all amounts paid by guarantors under the Loan Contracts, all Insurance Proceeds received on or with respect to the Loan Contracts, all payments received on Defaulted Loan Contracts and, with respect to liquidation, all late payment charges paid by Obligors and any other incidental charges or fees received from an Obligor, including but not limited to, late fees, collection fees and bounced check charges, (c) the Loan Contract Files, the original Loan Contracts, original Certificates of Title and Applications for Certificates of Title relating to the Loan Contracts, (d) a security interest in the Vehicles securing the Loan Contracts, and (e) all income and proceeds of the foregoing or relating thereto.

            "Loan Contracts": the sub-prime retail installment contracts, and such other motor vehicle loan contracts (and all rights with respect thereto, including all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Loan Contract and all rights with respect to any agreements or arrangements with the vendors, dealers or manufacturers of the Vehicles to the extent specifically related to any Loan Contract) which are identified on the Loan Schedule; provided that, from and after the date on which a Loan Contract is purchased by the Company at the Purchase Price in accordance with the terms hereof, such repurchased Loan Contract shall no longer constitute a Loan Contract for purposes of the Transaction Documents.

            "Loan Schedule": shall mean the list of Loan Contracts attached as
Schedule I hereto, which shall include in respect to each Loan Contract: (a) a number identifying the Loan Contract, (b) the Loan Balance as of the Cut-off Date, (c) the Obligor, (d) the Obligor's billing address, (e) the original and remaining months to maturity of the Loan Contract, (f) the Scheduled Payment,
(g) the annual percentage rate, (h) the dates of the first and last Scheduled Payment, (i) the original amount financed, and (j) the vehicle identification numbers of the related Vehicles.

            "Purchase Price": An amount equal to the sum of (i) the Loan Balance of the purchased Loan Contract and (ii) any interest accrued through the date of such repurchase.

            "Third Party Dealer": shall mean a franchised or other third party retail auto, motorcycle and light truck dealer which originates and sells Loan Contracts to the Company or through another finance company approved by MBIA.

            "Transfer Taxes": As defined in Section 3.01(a)(xix) hereof.

            "Vehicle": A new or used automobile, light truck or motorcycle and all accessories thereto.

                                   ARTICLE II

                           ACQUISITION OF LOAN ASSETS

            Section 2.01. Conveyance of Loan Assets.

            (a) In consideration of the Issuer's delivery to or upon the order of the Company of the net proceeds from the sale of the Notes, the Company does hereby sell, transfer, contribute, assign, set over and otherwise convey to the Issuer, without recourse (except as provided in Sections 2.06 and 3.03 hereof) all of the Company's right, title and interest now existing or hereafter arising in and to the Loan Assets related to the Loan Contracts listed on the Loan Schedule. The Company agrees that all Loan Contracts sold, contributed, transferred and conveyed to the Issuer hereunder shall be Eligible Loan Contracts and that all Loan Assets acquired by the Issuer shall conform with all of the requirements hereof. The Company hereby acknowledges that its transfer of the Loan Assets to the Issuer is absolute and irrevocable, without reservation, retention of any interest, or recourse to the Company, except as provided in Sections 2.06 and 3.03 hereof.

            (b) To the extent that the Company shall retain any files or documentation pertaining to the Loan Assets it shall hold such documents as Servicer and in trust for the benefit of the Indenture Trustee, the Noteholders, MBIA and the Issuer as the owner thereof. The possession of any documents or files pertaining to the Loan Assets by the Servicer is at the will of the Issuer for the sole purpose of servicing such Loan Assets, and such retention and possession by the Servicer is in a custodial capacity only. The documents and files retained by the Servicer relating to the Loan Assets shall be segregated from the books and records of the Company and shall be marked conspicuously to reflect clearly the sale of the related Loan Assets to the Issuer and the Indenture Trustee's security interest therein.

            Section 2.02. Use of Proceeds.

            On the Closing Date, the Company shall use the cash proceeds received pursuant to Section 2.01 towards the purchase price for the Loan Assets, to remove any liens encumbering the Loan Assets as of such date, and for general corporate purposes.

            Section 2.03. Delivery of Loan Contracts; Filing of Financing Statements.

            (a) In connection with the Issuer's acquisition of the Loan Assets, the Company, on behalf of the Issuer, shall deliver to the Custodian the Custodial Files, shall deliver to the Servicer all documents necessary to assist the Servicer in its servicing obligations and shall deliver to the Indenture Trustee a power of attorney to permit the Indenture Trustee to submit for retitling any Certificate of Title in accordance with the terms of the Transaction Documents. If the original Certificate of Title is not available on the Closing Date, the Company shall deliver the Application for Certificate of Title to the Custodian on the Closing Date; provided, however, that the Company shall deliver to the Custodian the original Certificate of Title relating to each

Vehicle within 120 days of the Closing Date. In addition, the Company agrees to record and file prior to the Closing Date or within the time period set forth in the Indenture, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Loan Assets, meeting the requirements of the Transaction Documents.

            (b) In connection with such acquisition, the Company shall promptly, at its own expense, cause its books and records, including any electronic ledger maintained by it or the Servicer, to be marked to show the sale of the related Loan Assets to the Issuer and the Indenture Trustee's security interest therein.

            Section 2.04. Servicing of Loan Contracts and Vehicles.

            The Company acknowledges and agrees that its obligations hereunder are independent of any obligations it may have as Servicer under the Transaction Documents and that its obligations under this Loan Sale Agreement will continue in full force and effect, whether or not it is acting as Servicer.

            Section 2.05. Review of Loan Contracts.

            If the Company discovers or is notified by the Custodian, Indenture Trustee, MBIA or the Noteholders that any Loan Contracts, Certificates of Title or Applications for Certificate of Title, as applicable, are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, the Company shall correct or cure such omission, defect or other irregularity within 60 days from the date the Company discovered, or is notified by the Custodian, Indenture Trustee, MBIA or the Noteholders of, such omission or defect. Otherwise, the Company shall repurchase such Loan Contract from the Issuer in accordance with Section 3.03 hereof. In addition, the Company shall repurchase Loan Contracts with respect to which the original Certificates of Title relating to the relevant Vehicle are not delivered within 120 days of the Closing Date.

            Section 2.06. Nature of Transfer.

            (a) It is the intention of the Company and the Issuer that the transfer and assignment of the Company's right, title and interest in and to the Loan Contracts and the Loan Assets shall constitute an absolute sale by the Company to the Issuer. In the event that the transfer of the Loan Assets from the Company to the Issuer is deemed to be a secured financing, the Company shall be deemed hereunder to have Granted to the Issuer, and the Company does hereby Grant to the Issuer, a first priority security interest in all of the Company's right, title and interest in, to and under the Loan Assets, whether now owned or hereafter acquired. For purposes of such Grant, this Loan Sale Agreement shall constitute a security agreement under applicable law.

            (b) In the event that the transfer contemplated by this Loan Sale Agreement is deemed for any reason to be less than a transfer of complete legal title of all of the Company's right, title and interest in, to and under the Loan Assets, the parties hereto intend that this Loan Sale Agreement operate to transfer all of the Company's equitable interests in, to and under the Loan Assets to the Issuer.

            Section 2.07. Re-Liening Triggers.

            At the direction of MBIA upon the occurrence of a Re-Liening Trigger, the Company, at its own cost and expense shall promptly cause the Certificate of Title to be retitled to show the Indenture Trustee as the secured party thereon. If the Company fails to pay such expense within thirty days of the occurrence of such Re-Liening Trigger, such amount shall be paid in accordance with Section 12.02(d) of the Indenture.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.01. Representations and Warranties of the Company.

            (a) The Company hereby makes the following representations and warranties as to each Loan Contract to the Issuer and for the benefit of MBIA, the Indenture Trustee and the Noteholders, on which the Issuer relies in acquiring the Loan Assets and MBIA relies in issuing the Class A Note Insurance Policy. Such representations and warranties speak as of the Closing Date for the Loan Contracts and the related Vehicles but shall survive any subsequent transfer, assignment, contribution or conveyance of the Loan Contracts and related Vehicles:

                (i) The information set forth in the Loan Schedule is true and correct as of the related Cut-Off Date.

               (ii) The Loan Contract was originated in the United States of America by a Dealer approved by the Company under the Company's approved form of Loan Contract attached hereto as Exhibit B for the retail sale of a financed Vehicle in the ordinary course of such Dealer's business, and was purchased by the Company in the ordinary course of the Company's business. Each Loan Contract is fully and properly executed by the parties thereto, is a fully amortizing "Rule of 78's" Loan Contract motor vehicle loan and provides for level Scheduled Payments over the term of such Loan Contract. The rights with respect to each Loan Contract are assignable by the lender thereunder and its assignees without the consent of or notice to any Person.

              (iii) The Company has heretofore provided to the Custodian on behalf of the Indenture Trustee the sole original counterpart of each of the Loan Contracts as amended, and the related Certificate of Title or the Application for Certificate of Title, previously in the possession of the Company, and the Loan Contracts have not been amended, waived or modified. A Loan Contract File exists for each Loan Contract and such Loan Contract File contains, without limitation, (a) a fully executed original of each Loan Contract, endorsed, "Pay to the order of Bankers Trust Company as Indenture Trustee," (b) a certificate of insurance, application form for insurance signed by the Obligor, or signed representation letter from the Obligor named in the Loan Contract pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Vehicle, (c) evidence that the Obligor took possession of the Vehicle and that the Vehicle was in good working order and acceptable to the Obligor at the time of receipt by the Obligor, (d) the original credit application executed by the Obligor and (e) the Certificate of Title or Application for Certificate of Title or relevant lien certificate. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. Each Loan Contract fulfills the documentation requirements contained in the Credit and Collection Policy as in effect on the Closing Date.

               (iv) There is only one original executed counterpart of the Loan Contract that constitutes "chattel paper" for purposes of section 9-105(1)(b) and 9-308 of the UCC which has been delivered to the Custodian and the Company's or the Servicer's electronic ledgers have been marked as provided in Section 2.03 hereof.

                (v) The Loan Contract was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents. The Company has not entered into any agreement with any Obligor that prohibits, restricts, or conditions the assignment of the Loan Contracts.

               (vi) The Loan Contract is, and on the Closing Date will be, in full force and effect in accordance with its respective terms and neither the Company nor any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Loan Contract; as of the Cut-Off Date, none of the Obligors on the Loan Contracts are more than 30 days delinquent in making a Scheduled Payment (except that Obligors on Loan Contracts representing no more than 5% of the Initial Aggregate Loan Balance may be up to 60 days delinquent in making a Scheduled Payment); none of the Obligors are more than 30 days delinquent on any other obligations to the Company and there are no proceedings pending, or to the best of the Company's knowledge, threatened, asserting insolvency of an Obligor; there has been no previous default on the Loan Contract that resulted in repossession of the related Vehicle; and there are no proceedings pending, or to the best of the Company's knowledge, threatened, wherein the Obligor or any governmental agency has alleged that any such Loan Contract is illegal or unenforceable. No funds have been advanced by the Servicer, the Company, any Dealer, Falk or anyone acting on behalf of any of them in order to cause any Loan Contract to qualify under this clause.

              (vii) The Loan Contract is the valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity and all parties to each Loan Contract had full legal capacity to deliver such Loan Contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

             (viii) All filings, notices (including Uniform Commercial Code filings and Department of Motor Vehicles filings and notices), transfers and recordings as required under the Indenture or applicable law to perfect the first priority security interests of the

      Issuer and the Indenture Trustee in the Loan Assets being acquired hereunder, have been accomplished and are in full force and effect or will be accomplished within the time period specified in the Transaction Documents. Each Loan Contract is secured by a Vehicle, creates a valid, subsisting and enforceable first priority security interest in the Vehicle securing such Loan Contract in favor of the Company and such Loan Contract together with the related security interest has been duly assigned by the Company to the Issuer. All documents necessary to permit the Indenture Trustee to submit the Certificates of Title for each Vehicle to the applicable Department of Motor Vehicles for retitling in the name of the Indenture Trustee as secured party have been delivered to the Indenture Trustee.

               (ix) Each Loan Contract being acquired by the Issuer is substantially in one of the forms attached hereto as Exhibit B, which each of the Issuer and MBIA has had the opportunity to review prior to the Closing Date, except for immaterial modifications or deviations from the form loan contracts; any such modifications or deviations from the form loan contracts will not have a material adverse effect on the Issuer, the Noteholders or MBIA and will not reduce the Scheduled Payments or other payments due under the Loan Contracts.

                (x) Each Loan Contract was purchased by the Company from a Dealer pursuant to a form of dealer agreement attached hereto as Exhibit C or from the Falk Dealer pursuant to the CFAW Purchase Agreement. Each such dealer agreement (other than the CFAW Purchase Agreement) was "without recourse" to the related Dealers.

               (xi) The Loan Contract was originated by a Dealer and underwritten by the Company and the Dealer pursuant to, and each Loan Asset satisfies in all material respects, the underwriting guidelines and documentation standards of the Company. Such underwriting and origination criteria meet the Company's underwriting and origination criteria as set forth in the Credit and Collection Policy. The Credit and Collection Policy used by the Servicer with respect to each Loan Contract have been in all respects legal, proper, prudent and customary in the motor vehicle financing and servicing business.

              (xii) Each Loan Contract (A) has an original stated term of at least 9 months and no more than 60 months (except that one Loan Contract may have an original stated term of 64 months), (B) an interest rate of at least 9.81%, and the weighted average interest rate of the Loan Contracts as of the Closing Date is at least 25.16%, (C) is within its original term and has not had more than two one-month extensions as of the Cut-Off Date,
      (D) has a current Loan Balance of less than $25,000 (except that one Loan Contract may have a Current Loan Balance of $30,337.41) and (E) has had at least one Scheduled Payment made by the Obligor (except that Obligors on Loan Contracts representing no more than 20% of the Initial Aggregate Loan Balance may have made no Scheduled Payment).

             (xiii) None of the Obligors is the United States of America or any state, or agency, department or instrumentality or political subdivision of the United States of America or any state. Each Loan Contract is payable in Dollars and the Obligor thereon is an individual who is a United States resident.

              (xiv) All requirements of applicable Federal, state and local laws, and regulations thereunder in respect of the Loan Assets have been complied with in all material respects, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnusson-Moss Warranty Act, the Federal Reserve Board's Regulations B & Z, the applicable state Consumer Credit Code and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal opportunity and disclosure laws if any, and each Loan Contract and the sale of any physical damage credit life and credit accident and health insurance and any extended service contracts complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

               (xv) The Loan Contract is not as of the Closing Date subject to any right of rescission, set-off, counterclaim, claim or defense, including the defense of usury, whether arising out of transactions concerning the Loan Contract or otherwise, and the operation of any of the terms of the Loan Contract or the exercise by the Company or the Obligor of any right under the Loan Contract will not render the Loan Contract unenforceable, in whole or in part, nor subject to any right of rescission, set-off, counterclaim, claim or defense, including without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim, claim or defense has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Company and its assignees with respect to such Loan Contract inadequate for the practical realization of the benefits provided thereby.

              (xvi) The Company has duly fulfilled all obligations to be fulfilled on the lender's part under or in connection with the origination, acquisition and assignment of the Loan Assets, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Loan Assets by the Issuer, and none of the Servicer, the Dealer nor the Company has done anything to impair the rights of the Trust Estate, the Indenture Trustee, MBIA or the Noteholders in the Loan Contract or payments with respect thereto. The Company has obtained all necessary licenses, permits and charters required to be obtained by the Company, which failure to obtain would render any portion of the Transaction Documents unenforceable and would have a material adverse effect on the Issuer, MBIA or the Noteholders.

            (xvii) The Loan Assets have not been sold, transferred, assigned or pledged by the Company to any Person other than the Issuer, and upon execution and delivery of this Loan Sale Agreement by the Company, the Issuer will have all of the right, title and interest in and to the Loan Assets, free and clear of all liens and encumbrances and any interest of the Company or its successors, except for the interests of the Obligor pursuant to the Loan Contract and the lien of the Indenture Trustee under the Indenture. None of the Servicer, the Dealer nor the Company has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies, the related Dealer Agreements or dealer assignments or to payments due under such Loan Contracts.

            (xviii) Each Loan Contract requires that the Obligor obtain and maintain, and each Obligor has in effect, an Insurance Policy covering physical loss on and damage to the related Vehicle naming the Servicer as loss payee and each Loan Contract permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. Insurance coverage required to be maintained by the Obligor under each Loan Contract is of a type, and insures the Vehicle for an amount, that is (A) customary to industry practice for the type and age of such Vehicle covered thereby and (B) consistent with the Company's historical requirements for such coverage. Each Insurance Policy is monitored in accordance with industry practice. At the time of origination of each Loan Contract, the related Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) the maximum insurable value of the Vehicle or (b) the principal amount due from the Obligor under the related Loan Contract,
      (ii) naming the Company as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.

              (xix) The sale to the Issuer of the Loan Assets does not violate the terms or provisions of any loan or any other agreement to which the Company is a party or by which it is bound.

               (xx) The sale, transfer, assignment and conveyance of the Loan Assets by the Company pursuant to this Loan Sale Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Company to any Federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have or will be paid by the Company as due.

              (xxi) Each Dealer that originated a Loan Contract for sale to the Company has been selected by the Company based on the Company's underwriting criteria, such Dealer's financial and operating history and record of compliance with requirements of applicable Federal and state law. Each Dealer from whom the Company purchases Loan Contracts directly, has entered into an agreement with the Company providing for the sale of motor vehicle loans from time to time by such Dealer to the Company and is authorized to originate Loan Contracts for sale to the Company. No Dealer has engaged in any conduct constituting fraud or misrepresentation with respect to the Loan Assets.

             (xxii) As of the Closing Date, unless otherwise indicated, (a) no application has been filed with the Department of Motor Vehicles of the State of Virginia requesting assignment of a lien to or the issuance of a new certificate of title noting the lien of any party other than the Company or Falk and (b) except with respect to 35 Loan Contracts, the Company has not received prepayment in full on any Loan Contract from an Obligor.

            (xxiii) Each Loan Contract has a final scheduled payment date on or before six months prior to the Stated Maturity Date for the Class A Notes.

             (xxiv) The Company or Falk is named as secured party on the Certificate of Title or Application for Certificate of Title for each Vehicle.

              (xxv) No more than 2% of the Loan Contracts, based upon the Loan Balance as of the Closing Date, are loans to finance an Obligor's purchase of a motorcycle.

             (xxvi) At the time of origination of each Loan Contract, the proceeds of such Loan Contract were fully disbursed. There is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Loan Contract have been paid.

            (xxvii) No Loan Contract is due from an Obligor who has defaulted or was more than 30 days delinquent under a previous or another contract with the Company.

            (xxviii) Each Loan Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Vehicle and to maintain liability insurance with respect thereto, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor's right of quiet enjoyment.

             (xxix) No Loan Contract provides for the substitution, exchange or addition of any Vehicle subject to such Loan Contract.

              (xxx) The Dealer that sold each Loan Contract had all necessary licenses and permits to originate the Loan Contracts in the state where such Dealer was located. The Loan Contract was purchased by the Company from such Dealer under an existing dealer agreement with the Company and was validly assigned by such Dealer to the Company. Each such dealer agreement is in full force and effect and is the legal, valid and binding obligation of such Dealer and there have been no material defaults by such Dealer or by the Company under such dealer agreement.

             (xxxi) Each Vehicle was properly delivered to the related Obligor in good repair, without defects and in satisfactory order, and, to the best of the Company's knowledge, each Vehicle is in good operating condition and repair as of the Closing Date. Each Vehicle was accepted by the Obligor after reasonable opportunity to inspect and test same and no Obligor has informed the Company of any defect therein.

            (xxxii) To the best of the Company's knowledge, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Vehicles.

            (xxxiii) No Loan Contract constitutes a "consumer lease" under either (a) the UCC as in effect in the jurisdiction whose law governs the Loan Contract or (b) the Consumer Leasing Act, 15 USC 1667.

            (xxxiv) Each Loan Contract had at least one Loan Contract payment remaining as of the Cut-Off Date.

             (xxxv) No Loan Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations with respect to such Loan Contract.

            (xxxvi) Each Obligor has paid the entire down payment called for by the Loan Contract.

            (xxxvii) Scheduled Payments under each Loan Contract are due monthly (or, in the case of the first Scheduled Payment, no later than the 45 days after the date of such Loan Contract) in substantially equal amounts to maturity, with the portion of the aggregate amount of such Scheduled Payments to be refunded or credited to the Obligor as unearned add-on interest upon prepayment in full or upon demand for payment upon acceleration being determined on the basis of the terms of such Loan Contract, and will be sufficient to fully amortize such Loan Contract at maturity. Such Scheduled Payments are applicable only to payment of principal and interest on the related Loan Contract and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Loan Contract may have been used to pay insurance premiums).

            (xxxviii) Each Loan Contract does not permit early termination or prepayment unless the amount to be paid by or on behalf of the Obligor in respect of such prepayment or termination is at all times equal to or in excess of a specified prepayment amount.

            (xxxix) No Loan Contract was purchased by the Company after August 31, 1996.

               (xl) Each Loan Contract was originated after September 1, 1992.

              (xli) The Dealer that sold each Loan Contract to the Company has entered into a Dealer Agreement and such Dealer Agreement constitutes the entire agreement between the Company and the related Dealer with respect to the sale of such Loan Contract to the Company. Each such Dealer Agreement is in full force and effect and is the legal, valid and binding obligation of such Dealer; there have been no material defaults by such Dealer or by the Company under such Dealer Agreement; the Company has fully performed all of its obligations under such Dealer Agreement; the Company has not made any statements or representations to such Dealer (whether written or oral) inconsistent with any term of such Dealer Agreement; the purchase price (as specified in the applicable Dealer Agreement) for such Loan Contract has been paid in full by the Company; there is no other payment due to such Dealer from the Company for the purchase of such Loan Contract; such Dealer has no right, title or interest in or to any Loan Contract; there is no prior course of dealing between such Dealer and the Company which will affect the terms of such Dealer Agreement; any payment owed to such Dealer by the Company is a corporate obligation of the Company in the nature of a bonus for amounts collected by the Company in excess of the purchase price for a Loan Contract.

            (xlii) No more than 85% of the aggregate principal balance of the Loan Contracts as of the Closing Date is attributable to Loan Contracts with Obligors having a billing address in any single State.

            (xliii) Prior the sale to the Issuer, the Company had all right, title and interest in and to the Loan Assets, free and clear of all liens and encumbrances.

            (xliv) As of the Closing Date, the parties to each Loan Contract are the Company and Obligor.

            (xlv) As of the time of the assignment, transfer and contribution of the Loan Contracts pursuant to the terms of this Loan Sale Agreement, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any Loan Contract; no Loan Contract will have been satisfied or subordinated, in whole or in part, or rescinded, and no Vehicle covered by such Loan Contract will have been released from such Loan Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination, or rescission; except that after the Cut-Off Date and prior to the Closing Date, the Company has received prepayment on less than 1% (by Aggregate Loan Balance) of the Loan Contracts and such Loan Contracts have been satisfied and the related Vehicles released from such Loan Contracts.

            (b) The Company hereby makes, as of the Closing Date, the following representations and warranties to the Issuer, and for the benefit of MBIA, the Indenture Trustee and the Noteholders, on which the Issuer relies in acquiring the Loan Assets and selling the Notes and on which MBIA relies in issuing the Class A Note Insurance Policy. Such representations and warranties shall survive any subsequent transfer, assignment, contribution or conveyance of the Loan Contracts and related Vehicles.

                (i) The Company used no selection procedures that identified the Loan Contracts being acquired on the Closing Date as being less desirable or valuable than other comparable motor vehicle loans originated or acquired by the Company.

               (ii) The Computer Tape from which the selection of the Loan Contracts being acquired on the Closing Date was made, as made available to the Issuer's accountants that are providing a comfort letter to MBIA, the Noteholders, or the Placement Agent in connection with any information contained in any Private Placement Memorandum applicable to such Notes was complete and accurate as of the Cut-Off Date and includes a description of the same Loan Contracts that are described in the related Loan Schedule and the payments due thereunder as of the Cut-Off Date.

              (iii) The Company has foreclosed on Vehicles and retitled Certificates of Titles using the power of attorney executed by the Falk Dealer and has the legal right to foreclose on all Vehicles and to retitle all related Certificates of Title or Applications for Certificates of Title.

            (c) The Company hereby makes the following representations and warranties to the Issuer and for the benefit of MBIA, the Indenture Trustee and the Noteholders, on which the Issuer relies in acquiring the Loan Assets and selling the Notes and on which MBIA relies in issuing the Class A Note Insurance Policy. Such representations and warranties speak as of the Closing Date but shall survive any subsequent transfer, assignment, contribution or conveyance of the Loan Contracts and related Vehicles:

                (i) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Company is duly qualified to do business in and is in good standing under the laws of each State in which the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents or any of the Loan Contracts.

               (ii) The performance of the obligations of the Company under this Loan Sale Agreement and the other Transaction Documents, and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the certificate of incorporation or by-laws of the Company, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Indenture) upon any of the property or assets of the Company pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's property or assets is subject, nor will such action result in any violation of the provisions of the Company's certificate of incorporation or by-laws or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Loan Sale Agreement and the other Transaction Documents, except such consents, approvals and authorizations that have been obtained or such registrations or qualifications that have been made.

              (iii) This Loan Sale Agreement has been duly authorized, executed and delivered by the Company by all necessary corporate action and such agreements are the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

               (iv) The chief executive office, chief place of business and the office where the Company keeps its records concerning the Loan Contracts and the Vehicles is 863 Glenrock Road, Suite 201, Norfolk, Virginia 23502.

                (v) the Company does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Loan Sale Agreement.

               (vi) The transactions contemplated by the Transaction Documents are being consummated by the Company in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

              (vii) The consideration received by the Company as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Loan Assets and the performance of the Company's obligations hereunder.

             (viii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the Company:

                  (A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

                  (B) be engaged in or about to engage in, business or a
            transaction for which any property remaining with the Company will be an unreasonably small capital or the remaining assets of the Company will be unreasonably small in relation to its respective business or the transaction; and

                    (C) have intended to incur or believed it would incur, debts that would be beyond its ability to pay as such debts mature or become due. The Company's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

               (ix) Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of the Company's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of the Company's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                (x) The acquisition of the Loan Assets by the Issuer pursuant to this Loan Sale Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

               (xi) There are no proceedings or investigations pending, or to the knowledge of the Company, threatened, against or affecting the Company in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from an interest in any of the Vehicles) which, individually or in the aggregate, if determined adversely to the Company, would materially and adversely affect the properties, business, prospects, profits or conditions (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under, or the validity or enforceability of, this Loan Sale Agreement. The Company is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

              (xii) All tax returns or extensions required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of the respective properties, income or franchises of the Company, shown to be due and payable on such returns have been, or will be, paid when due. To the best of the Company's knowledge, all such tax returns are true and correct and the Company has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Company are in accordance with generally accepted accounting principles.

             (xiii) The Company (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability of, this Loan Sale Agreement.

              (xiv) It is the intention of the Company that the Loan Assets be acquired by the Issuer and that the beneficial interest in and title to the Loan Assets not be part of the Company's property for any purpose under state or Federal law.

               (xv) Immediately prior to the acquisition of the Loan Contracts by the Issuer pursuant to this Loan Sale Agreement, the Company was the sole owner of the Loan Contracts and had a valid first perfected security interest in the related Vehicles and had good and marketable title thereto, free and clear of all liens, claims and encumbrances and the acquisition of the Loan Assets by the Issuer does not violate the terms or provisions of any Loan Contract.

              (xvi) The Company is treating the transfer of the Loan Contracts and the related Vehicles on the Closing Date as a sale to the Issuer for Federal, state and local income tax, reporting and accounting purposes.

             (xvii) The Private Placement Memorandum (except with respect to the section entitled "MBIA and the Class A Note Insurance Policy" and Appendices C, D and E thereto) does not contain any untrue statement of fact or omit to state any fact necessary to make the facts stated therein not materially misleading.

            (xviii) The Company and the Issuer are members of an affiliated group within the meaning of section 1504 of the Internal Revenue Code, which will file a consolidated Federal income tax return at all times until termination of the Transaction Documents.

            Notwithstanding that any representation or warranty set forth in this Section 3.01 is made to the best of the Company's knowledge (or to the best of the Issuer's knowledge as such representation or warranty is applied to the Issuer under the terms of the Indenture), in the event any such representation or warranty is found to be untrue or incorrect, the repurchase and substitution provisions of Sections 3.03 and 3.04 hereof shall apply as if such representation or warranty was not conditioned on the Company's (or the Issuer's) knowledge.

            Section 3.02.  Representations and Warranties of the Issuer.

            The Issuer hereby makes the following representations and warranties to and agrees with the Company for the benefit of MBIA, the Indenture Trustee and the Noteholders, on which representations and warranties the Company relies in entering into this Loan Sale Agreement with the Issuer and MBIA relies in issuing the Class A Note Insurance Policy. The Company agrees that any breach by the Issuer of any such representations and warranties shall not limit or excuse the full performance of the Company's obligations hereunder. Such representations and warranties speak as of the Closing Date, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Loan Contracts and the security interest in the related Vehicles:

            (a) The Issuer has been duly organized and is validly existing in good standing as a corporation under the laws of the Issuer State of Incorporation, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Issuer is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of the Issuer to perform its obligations under the Transaction Documents.

            (b) The Transaction Documents have been duly authorized, executed and delivered by the Issuer by all necessary corporate action and constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

            (c) There are no proceedings or investigations to which the Issuer, or any of the Issuer's Affiliates, is a party pending or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of this Loan Sale Agreement, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Loan Sale Agreement, or (c) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Loan Sale Agreement.

            (d) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Loan Sale Agreement, have been or will be taken or obtained on or prior to the Closing Date.

            (e) The principal place of business and chief executive office of the Issuer is 863 Glenrock Road, Norfolk, Virginia 23502.

            (f) The Issuer will treat the Notes as debt of the Issuer for all Federal, state and local income tax purposes.

            Section 3.03. Purchase of Loan Contracts.

            (a) If (i) the Company, the Issuer, the Indenture Trustee, the Servicer or MBIA discovers the breach of any representations or warranties set forth in Sections 3.01 or 3.02 hereof which materially and adversely affects the value of a Loan Contract or an interest in the related Vehicles, or the interests of the Noteholders or MBIA, or the breach of any of the representations and warranties set forth in Sections 3.01(a)(ii), 3.01(a)(v), 3.01(a)(vii) or 3.01(a)(xvi) hereof, or (ii) the Company or the Issuer discovers or is notified of the occurrence of any missing or defective document as specified in Section 2.05 hereof, or (iii) the Custodian shall fail to receive with respect to each Loan Contract an original Certificate of Title within the time required pursuant to Section 4.02(a) of the Indenture and 2.03(a) hereof, then the party discovering such breach or condition shall give prompt written notice to the other parties and MBIA and in the case of clause (i) above, the Company shall, within 30 days from the date the Company was notified of, or otherwise discovers, such breach, cure such breach, and in the case of clause
(ii), the Company shall, within 60 days from the date the Company was notified of or otherwise discovers such breach, cure such breach. If the Company fails to cure such breach in the applicable time period or is unable to cure such circumstance or condition, the Company shall purchase such Loan Contract and the security interest in the related Vehicle from the Issuer at the Purchase Price. The Purchase Price for a repurchased Loan Contract and the security interest in the related Vehicle shall be paid by the Company in accordance with Section 3.04 hereof. It is understood and agreed that the obligation of the Company to cure or purchase any Loan Contract as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders or the Indenture Trustee on behalf of such Noteholders (except for any indemnities provided under Section 4.01(j) hereof or under the Indenture) for any losses, claims, damages and liabilities arising from the Issuer's ownership of such Loan Contract or the inclusion of such Loan Contract in the Trust Estate.

            Section 3.04. Requirements for Purchase of Loan Contracts.

            (a) If the Company purchases any Loan Contracts under Section 3.03 hereof, or if the Issuer purchases any Loan Contract under Sections 4.03 or
11.03 of the Indenture or if the Servicer purchases any Loan Contract under
Section 3.04 of the Servicing Agreement, such Loan Contract shall be purchased by the Company, the Servicer or the Issuer, as applicable, at the Purchase Price. All purchases and removals shall be accomplished at the times specified in subsection (b) below.

            (b) Any purchase of a Loan Contract by the Company, the Servicer or the Issuer in accordance with the terms of the Transaction Documents shall be made by remittance of the Purchase Price to the Servicer for deposit into the Collection Account in accordance with Section 3.03 of the Servicing Agreement on or prior to the Determination Date next following the expiration of the cure period set forth in Section 3.03 hereof. In addition, upon deposit into the Collection Account of the Purchase Price the Indenture Trustee shall release the related Loan Contract, the Certificate of Title and/or Application for Certificate of Title in accordance with

Section 4.04 of the Indenture, and the Custodian shall no longer hold the related Loan Contract File.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

            Section 4.01. Company Covenants.

            The Company hereby covenants and agrees with the Issuer as follows:

            (a) Except as hereinafter provided, the Company will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Loan Sale Agreement or any of the Loan Contracts and to perform its duties hereunder. Any person into which the Company may be merged or consolidated, or to whom the Company has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(c) hereof shall have been breached and no Reserve Account Increase Event, Event of Default or Servicer Event of Default would occur as a result thereof, (ii) such successor executes an agreement or assumption, in form reasonably satisfactory to the Indenture Trustee and MBIA, to perform every obligation under this Loan Sale Agreement, (iii) such successor has a net worth that is sufficient to perform in accordance with the Transaction Documents and at least approximately equivalent to the net worth of the Company immediately prior to such sale, merger or consolidation, (iv) the Company shall have delivered prior written notice thereof to MBIA and to the Issuer and MBIA a certificate of an officer of the Company and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption complies with this Section 4.01 and that all conditions precedent, if any, provided for in this Loan Sale Agreement relating to such transaction have been complied with, and (v) the Company shall have delivered to the Issuer, MBIA, and the Indenture Trustee an Opinion of Counsel stating either (1) in the opinion of such Counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Loan Contracts and reciting the details of such filings, or (2) in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

            (b) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Issuer, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Loan Sale Agreement, or for errors in judgment not involving recklessness or negligence; provided, however, that this provision shall not protect the Company against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Loan Sale Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Loan Sale
Agreement. The Company, and any director, officer, employee or agent of the Company, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the contributor of the Loan Assets under this Loan Sale Agreement and that in its opinion may involve it in any expense or liability.

            (c) The Company, from time to time, at its own expense, shall execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the security interests and liens described in Section 3.01(a)(viii) hereof as may be reasonably requested by the Issuer, MBIA or the Indenture Trustee and are reasonably satisfactory in form and substance to the Indenture Trustee and MBIA.

            (d) The Company will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402(7) of the UCC, unless it shall have given the Issuer, MBIA and the Indenture Trustee at least 30 days' prior written notice thereof and shall have provided evidence of appropriate UCC filings.

            (e) The Company will give the Issuer, MBIA and the Indenture Trustee at least 30 days' prior written notice of any relocation of its principal executive office, and if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, the Company shall provide evidence of appropriate UCC filings.

            (f) The Company will duly fulfill all obligations on its part to be fulfilled under or in connection with each Loan Contract, will not change or modify the terms of the Loan Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Issuer, MBIA or the Indenture Trustee in the Loan Contract or the Vehicles. In the event that the rights of the Company under any Loan Contract, any guaranty of the related Obligor's obligations under any Loan Contract, or any Insurance Policy are not assignable or have in fact, not been assigned to the Issuer or to the Indenture Trustee, the Company will enforce such rights on behalf of the Issuer and the Indenture Trustee.

            (g) The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Loan Assets or any part thereof; provided, however, that the Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer, MBIA or the Indenture Trustee in the Loan Assets.

            (h) The Company will advise the Issuer, MBIA and the Indenture Trustee promptly, in reasonable detail, of the occurrence of any breach by the Company following discovery by the Company of such breach of any of its representations, warranties or covenants contained herein.

            (i) The Company will execute or endorse, acknowledge, and deliver to the Issuer, MBIA and the Indenture Trustee from time to time such schedules, confirmatory assignments, conveyances, powers of attorney, and other reassurances or instruments and take such further similar actions relating to the Loan Contracts, the related Vehicles, and the rights covered by the Transaction Documents, as the Issuer, MBIA or the Indenture Trustee may reasonably request to preserve and maintain the Issuer's right and title to the Loan Assets and the rights of the Indenture Trustee, MBIA and the Noteholders therein against the claims of all persons and parties.

            (j) The Company agrees to indemnify, defend and hold the Issuer, the Indenture Trustee and MBIA harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a breach at any time by the Company of its representations, warranties and covenants contained in Section 3.01 hereof or this Section 4.01 or (ii) any material information furnished by the Company which is set forth in any schedule delivered hereunder, being untrue in any respect when any such representation was made or schedule delivered, provided that the Company shall not have any liability with respect to a representation or warranty as to any specific Loan Contract or Vehicle other than to purchase such Loan Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of the Company's fraud, negligence, bad faith or willful misconduct. The Company shall also indemnify the Issuer, the Indenture Trustee, the Servicer and MBIA for any cost or expenses incurred by them in the enforcement of this Loan Sale Agreement or as a result of the Company's failure to perform its obligations hereunder. The obligations of the Company under this
Section 4.01(j) shall be considered to have been relied upon by the Issuer, the Indenture Trustee and MBIA and shall survive the execution, delivery and performance of this Loan Sale Agreement, regardless of any investigation made by or on behalf of the Issuer, until termination of the Indenture. If the Company has made any indemnity payments pursuant to this Section 4.01(j) and thereafter any Person recovers the amount of the related loss or any portion thereof from others, such Person will promptly repay the amount recovered to the Company, without interest.

            (k) The Company will do nothing to disturb or impair the acquisition hereunder by the Issuer of the Loan Contracts and the related Vehicles.

            (l) The Company (i) will (A) maintain its books and records separate from the books and records of the Issuer and (B) maintain bank accounts separate from those of the Issuer and (C) maintain two independent directors on the Issuer's board of directors, so long as the Company is a shareholder of the Issuer and (ii) will not (X) take any action that would cause the dissolution or liquidation of the Issuer, (Y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Issuer, or (Z) institute against the Issuer, or join any other person in instituting against the Issuer, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This subsection (l) shall survive termination of this Loan Sale Agreement.

            (m) The Company shall notify the Issuer, the Indenture Trustee and MBIA promptly after becoming aware of any Lien on any Loan Asset.

            (n) The annual financial statements of the Company will disclose the effects of the transactions contemplated by the Transaction Documents as a sale by the Company in accordance with generally accepted accounting principles. The financial statements of the Company and the Issuer will also disclose that the assets of the Issuer are not available to pay creditors of the Company. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by the Company as official records.

            (o) The Company, as Servicer, will, at its own cost and expense, (i) retain or cause to be retained the electronic ledger as a master record of the Loan Contracts and related Vehicles and the Loan Contract File as custodian for the Issuer, the Indenture Trustee, MBIA and other Persons, if any, with interests in the Loan Contracts and related Vehicles and (ii) mark the Electronic Ledger to the effect that the Loan Contracts and security interest in the Vehicles have been acquired by the Issuer and that they have been transferred and assigned to the Indenture Trustee pursuant to the Indenture.

            (p) The affiliated group of which the Company and the Issuer are members within the meaning of section 1504 of the Code shall treat the Loan Contracts as owned by the Issuer for Federal, state and local income tax purposes, shall include in the computation of the Issuer's gross income the income from the Loan Contracts, shall treat the Notes as debt of the Issuer, and shall cause the Issuer to deduct the interest paid or accrued with respect to the Notes in accordance with such group's applicable method of accounting.

            (q) In the event that the Issuer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Loan Assets, on written demand by the Issuer or the Indenture Trustee, or upon the Company otherwise being given notice thereof by the Issuer or the Indenture Trustee, the Company shall pay, and otherwise indemnify and hold the Issuer, the Indenture Trustee, MBIA and the Noteholders harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Issuer, the Indenture Trustee, MBIA and the Noteholders shall have no obligation to pay such Transfer Taxes).

            (r) The Company shall deliver or cause to be delivered within 30 days of the Closing Date, by first class mail, postage prepaid, written notice to each Obligor substantially in the form of Exhibit E hereto indicating that the Obligor's related Loan Contract has been sold to the Issuer and that all payments with respect to such Loan Contract are required to be paid, on and after the date of receipt of such notice, to AutoInfo Finance of Virginia, Inc., as Servicer. The Company shall, on or before the thirty-fifth day following the Closing Date, deliver a written certificate to the Issuer and the Indenture Trustee certifying that the written notice described in the immediately preceding sentence was timely mailed to each Obligor.

            Section 4.02. Issuer Covenants.

            The Issuer hereby covenants and agrees with the Company as follows:

            (a) If in any enforcement suit or legal proceeding it is held that the Company may not enforce a Loan Contract on the ground that it is not a real party in interest or holder entitled to enforce the Loan Contract, the Issuer shall, at the Issuer's expense, take such steps as the Issuer deems necessary to enforce the Loan Contract, including bringing suit in the Issuer's name.

            (b) The Issuer warrants that it will own and possess a first priority security interest in the Vehicles upon its acquisition thereof and that it will warrant and defend its interest in the Vehicles against all Persons, claims and demands whatsoever. The Issuer shall not assign, sell, pledge, or exchange, or in any encumber or otherwise dispose of its interest in the Vehicles, except as permitted under the Indenture.

            (c) The Issuer shall treat the Loan Contracts as owned by it for Federal, state and local income tax purposes, shall include in the computation of its gross income the income from the Loan Contracts, shall treat the Notes as its debt and shall deduct the interest paid or accrued with respect to the Notes in accordance with its applicable method of accounting for such purposes.

            Section 4.03. Assignment of Loan Assets.

            The Company understands that the Issuer will assign to and grant to the Indenture Trustee a security interest in all of its right, title and interest to this Loan Sale Agreement and the Loan Assets. The Company consents to such assignment and grants and further agrees that all representations, warranties, covenants and agreements the Company makes herein shall also be for the benefit of and inure to the Indenture Trustee, MBIA and all Noteholders from time to time of the Notes. The Company agrees to execute in favor of the Indenture Trustee a power of attorney and any other assignments and applications in form and substance sufficient to allow the Indenture Trustee to assert or protect its security interest in the Vehicles, including, as may be necessary to submit for retitling in the Indenture Trustee's name any Certificate of Title to the applicable Department of Motor Vehicles.

            Section 4.04. Limitation on Recourse to Dealers.

            (a) With respect to each Loan Contract acquired from a Falk Dealer by the Company, sold by the Company to the Issuer pursuant to the terms hereof and Granted to the Indenture Trustee by the Issuer pursuant to the terms of the Indenture, the Company and the Issuer shall not have the right to, and shall not, exercise or accept the benefits of any right of recourse the Company or the Issuer may have against such Falk Dealer that otherwise would permit the Company or the Issuer to cause such Falk Dealer to pay any amount with respect to such Loan Contract in the event it becomes a Defaulted Loan Contract, except that such recourse may be exercised to the extent that all Recoveries in the aggregate paid by the Falk Dealer after the Cut-Off Date with respect to the related Loan Contracts as a result of the exercise of such recourse by the Company or the Issuer does not exceed an amount equal to 10% of the aggregate Loan Balance as of the Cut-Off Date of all Loan Contracts acquired from such Falk Dealer.

            (b) The form of UCC-1 financing statements filed pursuant to Section 2.03(a) hereof shall contain a statement to the effect that recourse to the Falk Dealer is limited as provided in Section 4.04(a) hereof.

            (c) The limitation on recourse provided in Section 4.04(a) hereof shall be for the benefit of, and shall be enforceable through specific performance or other remedies available at law or in equity by, the Falk Dealer, the Indenture Trustee or the Noteholders.

            Section 4.05. Termination of Obligations.

            The obligations hereunder shall continue in full force and effect until the later of (i) the termination of the Indenture or (ii) the final payment with respect to the last Loan Asset.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

            Section 5.01. Conditions to the Issuer's Obligations.

            The obligations of the Issuer to provide the Company with the consideration provided for herein shall be subject to the satisfaction of the following conditions:

            (a) All representations and warranties of the Company and all information provided in any Loan Schedule shall be true and correct on the Closing Date;

            (b) On or prior to the Closing Date, the Company shall have delivered to the Custodian the original Loan Contracts, the Certificates of Title or the Applications for Certificates of Title and a power of attorney and such other documents that would be sufficient to permit the Indenture Trustee to submit for retitling in the Indenture Trustee's name any Certificate of Title, and there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary in the opinion of the Issuer and MBIA, in order to establish and preserve the right, title and interest of the Issuer in the Loan Assets;

            (c) On or prior to the Closing, the Custodian shall have received the Custodial Files for each Loan Contract;

            (d) On or before the Closing Date, the Issuer, the Servicer, the Back-Up Servicer, the Custodian and the Indenture Trustee shall have entered into the Indenture and the Servicing Agreement, as applicable;

            (e) The Notes shall be issued and sold on the Closing Date and the Issuer shall receive the full consideration due it upon the issuance of such Notes;

            (f) The Company shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Company hereunder, duly certified by an officer of the Company, and the Company shall have substantially performed all other obligations required to be performed by the provisions of this Loan Sale Agreement; and

            (g) No Default, Event of Default, Reserve Account Increase Event, Re-Liening Trigger or Servicer Event of Default shall have occurred with respect to any of the Notes.

            Section 5.02. Conditions to the Company's Obligations.

            The obligations of the Company to enter into this Loan Sale Agreement on the Closing Date shall be subject to the satisfaction of the following conditions:

            (a) The consideration set forth herein shall have been paid or delivered to the Company simultaneously with the execution of this Loan Sale Agreement.

                                   ARTICLE VI

                                    RESERVED

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.01. Amendments.

            This Loan Sale Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought together with the prior written consent of the Indenture Trustee and MBIA. Promptly after the execution of any amendment, the Issuer shall send to the Indenture Trustee, MBIA, the Custodian, each Noteholder, and each Rating Agency, a conformed copy of each such amendment.

            Section 7.02. Governing Law.

            This Loan Sale Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to choice of law principles.

            Section 7.03. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, in the case of the Company, to the Company Address, and in the case of the Issuer, to the Issuer Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

            Section 7.04. Separability Clause.

            Any provisions of this Loan Sale Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 7.05. Assignment.

            Except as provided in Section 4.01(a) hereof, this Loan Sale Agreement may not be assigned or delegated by the Company without the prior written consent of the Issuer, MBIA and the Indenture Trustee, and may not be assigned or delegated by the Issuer without the prior written consent of the Company, MBIA and the Indenture Trustee.

            Section 7.06. Further Assurances.

            Each of the Company and the Issuer agrees to do such further acts and things and to execute and deliver to the Indenture Trustee and MBIA such additional assignments, agreements, powers and instruments as are required by the Indenture Trustee or MBIA to carry into effect the purposes of this Loan Sale Agreement or to better assure and confirm unto the Indenture Trustee, MBIA or the Noteholders their rights, powers or remedies hereunder. If any Obligor shall be in default under any Loan Contract, upon reasonable request from the Servicer, the Company will take all reasonable steps to assist in enforcing such Loan Contract and preserving and maintaining title to the Loan Assets and the rights of the Indenture Trustee, MBIA and the Noteholders therein against the claims of all persons and parties to the extent the Company is capable of performing such requested steps and the Servicer determines that the assistance of the Company is necessary to effect the intent and purposes hereof.

            Section 7.07. No Waivers; Cumulative Remedies.

            No failure to exercise and no delay in exercising, on the part of the Issuer or the Company, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

            Section 7.08. Binding Effect; Third Party Beneficiaries.

            This Loan Sale Agreement will inure to the benefit of and be binding upon the parties hereto, and shall inure to the benefit of the Indenture Trustee, MBIA, the Noteholders, and their respective successors and permitted assigns as express third party beneficiaries.

            Section 7.09. Set-Off.

            (a) The Company hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Loan Sale Agreement), applicable law or otherwise with respect to any funds or monies of the Issuer at any time held by or in the possession of the Company.

            (b) The Issuer shall have the right to set-off against the Company any amounts to which the Company may be entitled and to apply such amounts to any claims the Issuer may have against the Company from time to time under this Loan Sale Agreement. Upon any such set-off the Issuer shall give notice of the amount thereof and the reasons therefor.

            Section 7.10. MBIA Default.

            If (i) an MBIA Default occurs and continues unremedied or (ii) if the Class A Note Balance has been reduced to zero, the Insurance Agreement is terminated and all amounts due to MBIA have been paid in full, MBIA's right to consent hereunder and to direct the Indenture Trustee shall be suspended until remedied and, in such event, in all provisions of this Loan Sale Agreement wherein MBIA's consent or direction is required or permitted, the consent or direction of the Controlling Holders shall be required or permitted during such period of suspension.

            Section 7.11. No Petition.

            So long as the Indenture remains in effect, for 366 days after the Final Payment Date, the Company agrees that it shall not file an involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy similar law against the Issuer.

            IN WITNESS WHEREOF, the Company and the Issuer have caused this Loan Sale Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                    AUTOINFO FINANCE OF VIRGINIA, INC.



                                    By:__________________________________
                                        Name:
                                        Title:

                                    AUTOINFO RECEIVABLES COMPANY



                                    By:__________________________________
                                        Name:
                                        Title:

                                                                   EXHIBIT A

                          Credit and Collection Policy

                                                                   EXHIBIT B

                              Form of Loan Contract

                                                                   EXHIBIT C

                            Form of Dealer Agreement

                                                                   EXHIBIT D

                         Form of CFAW Purchase Agreement

                                                                   EXHIBIT E

                           Form of Notice to Obligors


                       Re:  Loan Number _____________:


Dear ____________:

            You are hereby notified that AutoInfo Finance of Virginia ("Seller") has sold, transferred and assigned its interest in the above-referenced loan (the "Loan") to AutoInfo Receivables Company (the "Purchaser"). AutoInfo Finance of Virginia, Inc., as servicer (the "Servicer") will continue to service this Loan on behalf of the Purchaser. Unless you are otherwise notified by the Purchaser or the Servicer, you should direct all payments to:

            [address]

and you should continue to direct all inquiries to:

            [address]


Date:  ______________               AUTOINFO FINANCE OF VIRGINIA, INC.


                                    By:_________________________________
                                        Name:
                                        Title:

                                   SCHEDULE I

                                  Loan Schedule

                                    See Tab 9

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE I

                                 DEFINITIONS.............................  2
      Section 1.01.  Defined Terms.......................................  2

ARTICLE II

                         ACQUISITION OF LOAN ASSETS......................  5
      Section 2.01.  Conveyance of Loan Assets...........................  5
      Section 2.02.  Use of Proceeds.....................................  5
      Section 2.03.  Delivery of Loan Contracts; Filing of Financing
                       Statements .......................................  5
      Section 2.04.  Servicing of Loan Contracts and Vehicles............  6
      Section 2.05.  Review of Loan Contracts............................  6
      Section 2.06.  Nature of Transfer..................................  6
      Section 2.07.  Re-Liening Triggers.................................  7

ARTICLE III

                       REPRESENTATIONS AND WARRANTIES....................  8
      Section 3.01.  Representations and Warranties of the Company.......  8
      Section 3.02.  Representations and Warranties of the Issuer........ 19
      Section 3.03.  Purchase of Loan Contracts.......................... 21
      Section 3.04.  Requirements for Purchase of Loan Contracts......... 21

ARTICLE IV

                          COVENANTS OF THE COMPANY....................... 23
      Section 4.01.  Company Covenants................................... 23
      Section 4.02.  Issuer Covenants.................................... 27
      Section 4.03.  Assignment of Loan Assets........................... 27
      Section 4.04.  Limitation on Recourse to Dealers................... 27
      Section 4.05.  Termination of Obligations.......................... 28

ARTICLE V

                         CONDITIONS PRECEDENT............................ 29
      Section 5.01.  Conditions to the Issuer's Obligations.............. 29
      Section 5.02.  Conditions to the Company's Obligations............. 29

                                                                        Page
                                                                        ----

ARTICLE VI

                                  RESERVED............................... 31

ARTICLE VII

                                MISCELLANEOUS............................ 32
      Section 7.01.  Amendments.......................................... 32
      Section 7.02.  Governing Law....................................... 32
      Section 7.03.  Notices............................................. 32
      Section 7.04.  Separability Clause................................. 32
      Section 7.05.  Assignment.......................................... 32
      Section 7.06.  Further Assurances.................................. 33
      Section 7.07.  No Waivers; Cumulative Remedies..................... 33
      Section 7.08.  Binding Effect; Third Party Beneficiaries........... 33
      Section 7.09.  Set-Off............................................. 33
      Section 7.10.  MBIA Default........................................ 34
      Section 7.11.  No Petition......................................... 34


Exhibit A       Credit and Collection Policy
Exhibit B       Form of Loan Contract
Exhibit C       Form of Dealer Agreement
Exhibit D       Form of CFAW Purchase Agreement
Exhibit E       Form of Notice to Obligors
Schedule I      Loan Schedule


                                       ii